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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the use in this Registration Statement of Compass Bancshares, Inc. on Form S-4 of our report on the financial statements of MegaBank Financial Corporation and Subsidiaries dated February 19, 1999, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                  /s/ Fortner, Bayens, Levkulich & Co., P.C.


FORTNER, BAYENS, LEVKULICH & CO., P.C.
Denver, Colorado
March 27, 2000